Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
KORE Group Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	Rule 457(c)	1(2)	$1.52(3)	1.52	0.00011020	$0.00
Fees to Be Paid	Equity	Common Stock, $0.0001 par value	Rule 457(c)	31,123,253(2)	$2.04(4)	$63,491,436.12	0.00011020	$6,996.75(5)
	Total Offering Amounts					$63,491,43.64		$6,996.75
	Total Fees Previously Paid					-		$6,996.75(5)
	Total Fee Offsets					-
	Net Fees Due							-
(1)Represents the shares of common stock, $0.0001 par value per share (the “Common Stock”), of KORE Group Holdings, Inc. (the “Registrant”) that may be offered for resale by the selling securityholders pursuant to the prospectus to which this exhibit is attached. In the event of a stock split, stock dividend or other similar transaction involving the Common Stock, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)This registration statement registers the resale of up to 31,123,254 shares of Common Stock of the Registrant.
(3)This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 5, 2023, as reported on the New York Stock Exchange.
(4)This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on September 28, 2022, as reported on the New York Stock Exchange.
(5)Previously paid in connection with the initial filing of this registration statement on October 4, 2022.